Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John Dahle, the Chief Executive Officer of Bear River Resources, Inc., and Robert Donald M. Prest, the Chief Financial Officer of Bear River Resources, Inc, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-QSB/A of Bear River Resources, Inc., for the quarterly period ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-QSB/A fairly presents in all material respects the financial condition and results of operations of Bear River Resources, Inc.

Date:   December 20, 2007.
"John Dahle"
John Dahle President, Chief Executive Officer, Principal Executive Officer and a director
"Donald M. Prest"
Donald M. Prest Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Bear River Resources, Inc. and will be retained by Bear River Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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